UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     July 20, 2006 (July 19, 2006)

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                  002-26821            61-0143150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100

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Item 7.01.  Regulation FD Disclosure.

On July 19, 2006, Brown-Forman Corporation issued a press release stating that it has entered negotiations with Gruppo Italiano Wines (GIV) possibly to sell its wine facility in Pedemonte, Italy to GIV. GIV would then produce and sell wine to Brown-Forman Corporation for Brown-Forman's line of Bolla Italian Wines. A copy of the press release is incorporated herein, furnished herewith and attached hereto as Exhibit 99.1.

This report contains statements that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, words such as "will," "would," "should" and similar expressions identify a forward-looking statement, which speaks only as of the date the statement is made. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. We believe that the expectations and assumptions with respect to our forward-looking statements are reasonable. But by their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that in some cases are out of our control. These factors could cause our actual results to differ materially from Brown-Forman's historical experience or our present expectations or projections.


Item 9.01.  Financial Statements and Exhibits

 (a)      Not applicable.
 (b)      Not applicable.
 (c)      Exhibits.
          99.1     Press Release, dated July 19, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Brown-Forman Corporation
                                            (Registrant)


Date:   July 20, 2006                      By:  /s/ Nelea A. Absher
                                                Nelea A. Absher
                                                Vice President and Assistant
                                                 Corporate Secretary




Exhibit Index

99.1  Press Release, dated July 19, 2006, issued by Brown-Forman Corporation.

                                                                   Exhibit 99.1

FOR IMMEDIATE RELEASE

BROWN-FORMAN   AND  GIV  EXPLORING   OPPORTUNITIES   FOR  LONG-TERM   PRODUCTION
PARTNERSHIP

Louisville, KY, July 19, 2006 - Brown-Forman Corporation confirmed today that it has entered into negotiations with Gruppo Italiano Vini (GIV) to establish a partnership for the production of Bolla Italian wines. Under discussion is the possibility that Brown-Forman would sell its main Bolla wine production facility in Pedemonte, Italy to GIV, which would then produce and sell wine to Brown-Forman for its line of Bolla Italian Wines. Brown-Forman will maintain ownership of the Bolla trademark and continue to market and sell Bolla Wines in the U.S. and other markets around the globe. GIV would distribute Bolla Wines in Italy, but Brown-Forman would maintain marketing responsibility.

"Our goal is to improve efficiency and gain flexibility in the sourcing of wine for our Bolla brand, which has long been one of the leading premium Italian wines sold in the U.S.," said Brown-Forman Chief Executive Officer Paul Varga. "GIV and Brown-Forman already enjoy a long and productive partnership through Fontana Candida Italian Wines, and GIV owns more than 15 wineries throughout Italy. If these negotiations are successful, we will be able to source high quality wines from GIV, improve our cost structure, and position Bolla for improved performance."

Brown-Forman, which has marketed and sold Bolla Wines since 1968, should know within 90 days whether it will enter into the agreement with GIV regarding Bolla's production operations.

Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Southern Comfort, Finlandia Vodka, Canadian Mist, Fetzer and Bolla Wines, Korbel California Champagnes, and Hartmann Luggage.